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                                                                    EXHIBIT 10.7



                         CASCADE FINANCIAL CORPORATION

                            1997 ELECTIVE EQUITY PLAN


        1. Purpose; Effective Date. The Cascade Financial Corporation 1997 Elective Equity Plan (the "Plan") is designed to promote the interests of Cascade Financial Corporation and its subsidiaries by providing key employees of the Company and its subsidiaries and non-employee members of the Company's Board of Directors (the "Board") with the opportunity to elect to receive common stock of the Company ("Common Stock") in lieu of a percentage of their otherwise payable cash compensation. The Plan shall be effective upon adoption by the Board.

        2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the limitations of the Plan, the Board shall have the sole and complete the authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;
(b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award made hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

        3. Eligibility. Participants in the Plan shall include (i) such employees of the Company or its subsidiaries as the Board, in its sole discretion, may, from time to time, designate as participants and (ii) non-employee members of the Board. The Board shall consider such factors as it deems pertinent in selecting employee participants.

        4. Shares Covered by the Plan. The stock to be awarded under the Plan shall be shares of Common Stock and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Board may from time to time determined; provided, however, that the aggregate number of shares of Common Stock which may be awarded under the Plan shall not exceed seventy-five thousand (75,000).

        5. Plan Awards. On or before the last day of the Company's fiscal year, a participant may elect, by written notice to the Company, to receive shares of Common Stock in lieu of up to 20% (100% in the case of a participant who is a non-employee Board member) of the participant's otherwise payable Compensation for the succeeding fiscal year. The number of shares (rounded up to the nearest whole share) payable to an electing participant shall be equal to the (A) the dollar value of the percentage of Compensation covered by a participant's election (b) divided by the Adjusted Fair Market Value of the Common Stock on the measurement date, which date shall be the first business day of the fiscal year. For purposes of the Plan, (A) "Adjusted Fair Market Value" of the Common Stock shall be a price per share determined by the Personnel and Compensation Committee of the Board and (B) "Compensation" shall mean (i) in the case of a participant who is an employee, the participant's base salary and (ii) in the case of a participant who is a non-employee Board member, the participant's retainer.




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        With respect to fiscal year 1998 of the Company, a participant may, not later than 60 days after the effective date of the Plan, make an election (an "initial election") with respect to Compensation payable during the remainder of the fiscal year. For purposes of determining the number of shares payable to a participant with respect to an initial election, the Adjusted Fair Market Value of the Common Stock shall be determined as of the effective date of the Plan.

        As a condition of participation in the Plan, each participant shall acknowledge in writing to the Company that any shares acquired by the participant pursuant to the Plan may not, without the prior consent of the Board, be transferred by the participant for a period of three years from the measurement date applicable to a specific award. All shares of Common Stock issued under

        The Plan shall bear an appropriate legend reflecting this transferability restriction. Notwithstanding anything herein to the contrary, the restriction described in this paragraph shall expire automatically upon a participant's death or disability (within the meaning of Section 22(e)(3) of the Internal Code of 1986, as amended).

        In the event that, on any date shares are to be issued under the Plan, an insufficient number of shares remain available for issuance under Section 4, the remaining shares shall be issued on a proportionate basis to electing participants and the balance of their compensation subject to the election shall be payable in cash in accordance with customary payment practices.

        6. Amendment and Termination. The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose.

        7. Liability. No member of the Board or any officer or employee of the Company or its subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

        8. Effective Date. This Plan will become effective upon adoption by the Board. Subject to the availability of shares under Section 4, the Plan shall be unlimited in duration.

        9. Tax Withholding. The Company may withhold from any awards under the Plan all applicable federal, state or local taxes which it may be required to withhold.

        10. Compliance with Applicable Laws. Common Stock shall not be issued under the Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with all applicable tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled. In particular, the Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange which Common Stock may then be listed,
(ii) the completion of such registration or other qualification of such shares under applicable law, rules or regulations as the Company shall determine to be necessary or advisable, and/or (iii) to the extent the shares are not so registered or qualified under the law of any applicable jurisdiction, the receipt by the Company of such representations regarding the investment intent of a Plan participant as may be necessary to comply with applicable securities law.




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        11. Securities Law Compliance. Participation in the Plan will be governed by, in addition to general corporate law, the rules and regulations promulgated by the Securities and Exchange Commission and, in particular,
Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act"). It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 under the Act, so that participants will be entitled to the benefits of such Rule 16b-3, or other exemption rules under Section 16 of the Act, and will not be subjected to avoidable liability thereunder. If any provision of the Plan would otherwise frustrate or conflict with the intent expressed in this Section 12, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void.

        12. Unfunded Status. The Plan shall be unfunded. The Company shall not be required to established any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Common Stock upon the making of an award under the Plan and the issuance of shares of Common Stock upon the making of any award shall be subordinate to the claims of the Company's general creditors.

        13. Shareholder Rights. The shares of Common Stock awarded to a participant under the Plan shall be issued in the name of the participant as soon as administratively practicable following the applicable measurement date, and from and after the date of such issuance the participant shall be entitled to all rights of a shareholder with respect to such Common Stock, including the right to vote the shares, and the participant shall receive all dividends and other distributions paid or made with respect thereto.

        14. Controlling Laws. The Plan shall be construe and administered in accordance with the Laws of the State of Washington.

        15. Severability. In the event of any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

        16. Effect of Headings. The description headings of the sections of the Plan are inserted for convenience of reference and identification only and do not constitute a part of the Plan for purposes of interpretation.



Attest:



/s/                                         /s/
________________________________            ________________________________
Secretary                                   Frank M. McCord
                                            Chairman and Chief Executive Officer




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